Exhibit 4.2

CHOICE HOTELS INTERNATIONAL, INC.

and the Guarantors named herein

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 25, 2010

to

INDENTURE

Dated as of August 25, 2010

WELLS FARGO BANK, National Association

Trustee

i

FIRST SUPPLEMENTAL INDENTURE, dated as of August 25, 2010 (this “First Supplemental Indenture”), to the Indenture, dated as of August 25, 2010 (the “Original Indenture”), among CHOICE HOTELS INTERNATIONAL, INC., a corporation organized under the laws of Delaware (the “Company”), BRENTWOOD BOULEVARD HOTEL DEVELOPMENT, LLC, a limited liability company organized under the laws of Delaware, CHOICE CAPITAL CORP., a corporation organized under the laws of Delaware, CHOICE HOTELS INTERNATIONAL SERVICES CORP., a corporation organized under the laws of Delaware, CSES, LLC, a limited liability company organized under the laws of Delaware, DRY POCKET ROAD HOTEL DEVELOPMENT, LLC, a limited liability company organized under the laws of Delaware, PARK LANE DRIVE HOTEL DEVELOPMENT, LLC, a limited liability company organized under the laws of Delaware, SUBURBAN FRANCHISE HOLDING COMPANY, INC., a corporation organized under the laws of Georgia and SUBURBAN FRANCHISE SYSTEMS, INC., a corporation organized under the laws of Georgia, as Guarantors (as defined herein) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes (as defined in the Original Indenture) of the Company, to be issued in one or more Series;

WHEREAS, Sections 2.2 and 9.1 of the Original Indenture provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and conditions of Notes of any Series permitted by Sections 2.1 and 9.1 of the Original Indenture;

WHEREAS, the Company (i) desires the issuance of one Series of Notes to be designated as hereinafter provided and (ii) has requested the Trustee to enter into this First Supplemental Indenture for the purpose of establishing the designation, form, terms and conditions of the Notes of such Series;

WHEREAS, the Company has duly authorized the creation of an issue of its 5.70% Senior Notes Due 2020 (the “Senior Notes” or the “Notes”), which expression includes any further Notes issued pursuant to Section 2.4 hereof and forming a single Series therewith of substantially the tenor and amount hereinafter set forth;

WHEREAS, each Guarantor (as defined herein) has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance of its Guarantee (as defined herein); and

WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture, being hereinafter called the “Indenture”) has been duly taken.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That, in order to establish the designation, form, terms and conditions of, and to authorize the authentication and delivery of the Notes and in consideration of the acceptance of the Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

(b) The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

(c) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“Bank Credit Agreement” means the Senior Unsecured Revolving Credit Facility agreement dated June 16, 2006 among Choice Hotels International, Inc., Wachovia Bank, National Association, as Agent, SunTrust Bank, as Syndication Agent, Bank of America, N.A., as Documentation Agent, Wachovia Capital Markets, LLC, as Lead Arranger and Sole Book Manager, and the additional lenders named in the credit agreement, as such agreement may be amended, modified, renewed, refunded, restated, refinanced or replaced from time to time.

“Bank Credit Agreement Guarantor” means every Subsidiary of the Company that is or becomes a guarantor under the Bank Credit Agreement from time to time; provided that, to the extent that any Subsidiary ceases to be a guarantor under the Bank Credit Agreement, such Subsidiary shall cease to be a Bank Credit Agreement Guarantor.

“Beneficial Ownership” shall have the meaning provided in Rule 13d-3 of the SEC under the Exchange Act.

“Change of Control” means (i) any Person or two or more Persons acting in concert (other than, in either case, a Permitted Holder) shall have acquired Beneficial Ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Company, (ii) the direct or indirect sale, assignment, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s and its Subsidiaries’ properties or assets, taken as a whole, to any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than the Company or one of its Subsidiaries, or (iii) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Company then in office. Notwithstanding the foregoing, a transaction effected to create a holding company for the Company will not, in and of itself, constitute a Change of Control if (i) pursuant to such transaction the Company becomes a direct or indirect wholly owned subsidiary of such holding company, and (ii) immediately following that transaction no Person (other than a Permitted Holder) is the Beneficial Owner, directly or indirectly, of Voting Stock of such holding company (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of such holding company.

“Change of Control Triggering Event” means (i) the occurrence of a Change of Control and (ii) the Notes cease to be rated Investment Grade by both Rating Agencies, or in the absence of such rating for the Notes, the Company’s corporate rating, in the case of S&P, or the Company’s corporate family rating, in the case of Moody’s, for Dollar-denominated senior unsecured long-term debt ceases to be rated Investment Grade, by both Rating Agencies on any date during the Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date and any Notes to be redeemed (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (ii) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations obtained.

“Continuing Directors” means, during any period of up to 24 consecutive months after the date hereof, individuals who at the beginning of such 24 month period were directors of the Company (together with any new director whose election by the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by a vote of (i) at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) Permitted Holders representing not less than 50% of the combined voting power of all Voting Stock of the Company).

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article III hereof substantially in the form of Exhibit A hereto, except that such Notes shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges or Interests in the Global Note” attached thereto.

“Existing Stockholder” means any stockholder of the Company which, together with such stockholder’s affiliates, owns more than 5% of the common stock of Choice Hotels International, Inc. as of August 25, 2010 so long as the Bainum Affiliates continue to own more common stock of Choice Hotels International, Inc. than such Existing Stockholder.

“Global Note Legend” means the legend set forth in Section 3.3, which is required to be placed on all Global Notes issued hereunder.

“Global Note” means the Note deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges or Interests in the Global Note” attached thereto, issued in accordance with Section 2.15 of the Original Indenture and Section 2.7 hereof.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means, individually, any guarantee of payment of the Notes by a Guarantor pursuant to the terms of this First Supplemental Indenture, and, collectively, all such Guarantees.

“Guarantor” means each Subsidiary of the Company party to this First Supplemental Indenture as a guarantor, and each Subsidiary of the Company that is or becomes a Bank Credit Agreement Guarantor; provided, that, to the extent that a Subsidiary ceases to be a Bank Credit Agreement Guarantor, such Subsidiary shall automatically and without further action cease to be a Guarantor.

“Investment Grade” means a rating equal to or higher than Baa3 by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating equal to or higher than BBB- by S&P (or its equivalent under any successor rating category of S&P); and an equivalent rating of any replacement agency, respectively.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Permitted Holder” means (A) (i) all lineal descendents of Stewart W. Bainum, and all spouses and adopted children of such descendents, (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clauses (i) and (ii); and (iv) all partnerships, corporations, limited liability companies or other entities controlled by a Person described in clauses (i), (ii) or (iii) (such persons referred to in this clause (A) collectively, “Bainum Affiliates”); or (B) any other Existing Stockholder.

“Primary Treasury Dealer” means an investment banking firm that is a primary Government Securities dealer in the United States.

“Quotation Agent” means one of the Reference Treasury Dealers selected by the Company.

“Rating Agency” means S&P and Moody’s or if S&P or Moody’s or both shall not make publicly available a rating of the notes or a rating of the Company’s corporate credit for Dollar-denominated senior unsecured long term debt generally, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P or Moody’s or both, as the case may be.

“Reference Treasury Dealer” means (i) Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Banc of America Securities LLC or their respective successors or Affiliates that are Primary Treasury Dealers; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the date that a notice of redemption is given.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the date that a notice of redemption is given.

“Trigger Period,” with respect to a Change of Control Triggering Event, means the period commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which will be extended following the consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).

Section 1.2 Other Definitions.

Term	Defined in Section
“Bainum Affiliates”	1.1, “Permitted Holder”
“Change of Control Offer”	5.1
“Change of Control Payment”	5.1
“Change of Control Payment Date”	5.1
“DTC”	2.7
“Interest Payment Date”	2.5
“Obligations”	6.1
“Regular Record Date”	2.5
“Redemption Price”	2.9

ARTICLE II

DESIGNATION AND TERMS OF THE NOTES

Section 2.1 Title and Aggregate Principal Amount. There is hereby created one Series of Notes designated: 5.70% Senior Notes Due 2020. The initial aggregate principal amount of the Notes to be issued under this Supplemental Indenture shall be $250,000,000.

Section 2.2 Execution. The Senior Notes may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.4 of the Original Indenture.

Section 2.3 Other Terms and Form of the Senior Notes. The Senior Notes shall have and be subject to such other terms as provided in the Original Indenture and this First Supplemental Indenture and shall be evidenced by one or more Global Notes in the form of Exhibit A hereof and as set forth in Section 2.7 hereof.

Section 2.4 Further Issues. The Company may from time to time, without the consent of the Holders of the Senior Notes and in accordance with the Original Indenture and this First Supplemental Indenture, create and issue further Notes having the same terms and conditions as the Senior Notes in all respects (or in all respects except for the first Interest Payment Date and the date from which interest will accrue, the issue date and issue price) so as to form a single Series with the Senior Notes, but only if the further Notes are fungible with the Senior Notes for U.S. federal income tax purposes.

Section 2.5 Interest and Principal. The Senior Notes will mature on August 28, 2020 and will bear interest at the rate of 5.70% per annum. The Company will pay interest on the Senior Notes on each February 28 and August 28 (each an “Interest Payment Date”), beginning on February 28, 2011, to the holders of record on the immediately preceding February 13 or August 13 (each a “Regular Record Date”), respectively. Interest on the Senior Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Payments of the principal of and interest on the Senior Notes shall be made in Dollars, and the Senior Notes shall be denominated in Dollars. If any Interest Payment Date, any redemption date, the maturity date or any other date on which the principal of or premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due, and no interest shall accrue on the amount so payable for the period from and after the interest payment date, redemption date, maturity date or other day, as the case may be.

Section 2.6 Place of Payment. The place of payment where the Senior Notes issued in the form of Definitive Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Senior Notes issued in the form of Definitive Notes are payable, where the Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Senior Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee. All payments on Senior Notes issued in the form of Global Notes shall be made by wire transfer of immediately available funds to the Depositary and, at the option of the Company, payment of interest on the Senior Notes issued in the form of Definitive Notes may be made by check mailed to registered Holders.

Section 2.7 Form and Dating.

(a) General. The Senior Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The terms and provisions contained in the Senior Notes will constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling.

(b) Global Note. The Notes shall be issued initially in the form of a Global Note, deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) or such other Depositary as any officer of the Company may from time to time designate.

Section 2.8 Depositary; Registrar. The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and the paying agent and designates the Trustee’s New York office as the office or agency referred to in Section 2.5 of the Original Indenture.

Section 2.9 Optional Redemption. The Senior Notes will be redeemable, in whole or in part in integral multiples of $1,000 principal amount, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Senior Notes being redeemed and (ii) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed from the redemption date to the date of maturity (except for accrued but unpaid interest) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 45 basis points; plus, in each case, accrued but unpaid interest on the Notes to, but not including, the redemption date (the “Redemption Price”).

ARTICLE III

AMENDMENTS

Section 3.1 With Consent of Holders. Without the consent of each Holder affected, an amendment or supplement to the Original Indenture or this First Supplemental Indenture may not make any change in any Guarantee.

ARTICLE IV

LEGAL DEFEASANCE, COVENANT DEFEASANCE

AND SATISFACTION AND DISCHARGE

Section 4.1 Legal Defeasance, Covenant Defeasance and Satisfaction and Discharge. Article VIII of the Original Indenture shall be applicable to the Notes. The Company may defease the covenant contained in Section 5.1 of this First Supplemental Indenture under the provisions of Section 8.3 of the Original Indenture.

ARTICLE V

CHANGE OF CONTROL

Section 5.1 Offer to Purchase upon Change of Control.

(a) If a Change of Control Triggering Event occurs, unless the Company has exercised any right to redeem the Notes, each Holder will have the right to require that the Company repurchase all or a portion (equal to an integral multiple of $1,000) of such Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of repurchase (the “Change of Control Payment”). If any Note is to be redeemed in part only, the principal amount of the Note that remains outstanding after the redemption in part shall be $2,000 or a higher integral multiple of $1,000. Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, which terms will govern the terms of the Change of Control Offer. Such notice shall state, among other things:

(i) that the Change of Control Offer is being made pursuant to this Section 5.1 and that all Notes tendered will be accepted for payment;

(ii) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase all or a portion of such Holder’s Notes at the Change of Control Payment;

(iii) the circumstances and relevant facts regarding such Change of Control Triggering Event;

(iv) the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(v) the instructions, as determined by the Company, consistent with this Section 5.1;

(vi) that any Note not tendered will continue to accrue interest;

(vii) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(viii) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(ix) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(x) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.1, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 5.1 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(c) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. The Change of Control Offer, if mailed prior to the date of consummation of the Change of Control, will state that the offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(d) Notwithstanding anything to the contrary in this Section 5.1, the Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.1 and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

ARTICLE VI

GUARANTEES

Section 6.1 Guarantees

(a) Each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations of the Company under this First Supplemental Indenture (all the foregoing being hereinafter collectively called the “Obligations”). Each Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article VI notwithstanding any extension or renewal of any Obligation.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this First Supplemental Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this First Supplemental Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; or (f) any change in the ownership of the Company.

(c) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

(d) The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this First Supplemental Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(e) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

(g) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this First Supplemental Indenture and the Original Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

(h) Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

Section 6.2 Limitation on Liability; Termination, Release and Discharge.

(a) The obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Bank Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this First Supplemental Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(b) If a Guarantor ceases to be a Bank Credit Agreement Guarantor for any reason or a discharge of this Indenture occurs pursuant to Section 4.1, such Guarantor(s) will be automatically and without further action be released from all of its (their) obligations under the Indenture and its (their) Guarantee of the Securities and such Guarantee(s) will terminate. The Trustee shall execute such documentation as the Company may reasonably request to evidence such release.

Section 6.3 Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 6.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 6.4 No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 6.5 Future Guarantors. After the date on which a Subsidiary (whether previously existing or created or acquired by the Company) becomes a Bank Credit Agreement Guarantor, the Company will execute and deliver and cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on an unsecured and unsubordinated basis and become a party to this First Supplemental Indenture as a Guarantor for all purposes of the Indenture. No other action or documentation is necessary to make such Subsidiary a Guarantor.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default. In addition to the Events of Default under the Original Indenture, the following shall be considered an Event of Default applicable to the Notes:

(1) any Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case; or

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors; or

(E) takes any comparable action under any foreign laws relating to insolvency; or

(2) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against any Guarantor in an involuntary case;

(B) appoints a Custodian of any Guarantor for all or substantially all of its property; or

(C) orders the winding up or liquidation of the any Guarantor; or

(D) any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 90 days; or

(3) any Guarantee that ceases to be in full force and effect (except as contemplated by the terms hereof), or

(4) any Guarantee that is declared in a judicial proceeding to be null and void, or any Guarantor that denies or disaffirms in writing its obligations under the terms of this First Supplemental Indenture or its Guarantee.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 8.2 Concerning the Trustee. The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Senior Notes.

Section 8.3 Multiple Originals; Electronic Signatures. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 8.4 GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

CHOICE HOTELS INTERNATIONAL, INC.

By:	/s/ David L. White
Name: David L. White
Title: Senior Vice President, Chief Financial Officer & Treasurer

AS GUARANTORS CHOICE HOTELS INTERNATIONAL SERVICES CORP.

By:	/s/ David L. White
Name: David L. White
Title: CFO

CHOICE CAPITAL CORP.

By:	/s/ David L. White
Name: David L. White
Title: CFO

[Signature Page to First Supplemental Indenture]

SUBURBAN FRANCHISE SYSTEMS, INC.

By:	/s/ David L. White
Name: David L. White
Title: CFO

SUBURBAN FRANCHISE HOLDING COMPANY, INC.

By:	/s/ David L. White
Name: David L. White
Title: CFO

PARK LANE DRIVE HOTEL DEVELOPMENT, LLC By: CHOICE HOTELS INTERNATIONAL SERVICES CORP. Its: Member

By:	/s/ David L. White
Name: David L. White
Title: CFO

[Signature Page to First Supplemental Indenture]

BRENTWOOD BOULEVARD HOTEL DEVELOPMENT, LLC
By: CHOICE HOTELS INTERNATIONAL SERVICES CORP.
Its: Member

By:	/s/ David L. White
Name: David L. White
Title: CFO
DRY POCKET ROAD HOTEL DEVELOPMENT, LLC
By: CHOICE HOTELS INTERNATIONAL SERVICES CORP.
Its: Member

By:	/s/ David L. White
Name: David L. White
Title: CFO
CSES, LLC
By: CHOICE HOTELS INTERNATIONAL SERVICES CORP.
Its: Member

By:	/s/ David L. White
Name: David L. White
Title: CFO

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[Face of Note]

CUSIP/ISIN 169905 AD8 / US169905AD87

5.70% Senior Note due 2020

No. [ ]	$	[	]

CHOICE HOTELS INTERNATIONAL, INC. promises to pay to [            ] or registered assigns, the principal sum of [            ] Dollars on August 28, 2020 [or such greater or lesser amount as may be indicated in Schedule A hereto.]*

Interest Rate: 5.70% per annum

Interest Payment Dates: February 28 and August 28

Regular Record Dates: February 13 and August 13

Additional provisions of this Note are set forth on the other side of this Note.

*	Include only if Note is issued in Global Note Form

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

CHOICE HOTELS INTERNATIONAL, INC.

By:
Name:
Title:
AS GUARANTORS CHOICE HOTELS INTERNATIONAL SERVICES CORP.

By:
Name:
Title:
CHOICE CAPITAL CORP.

By:
Name:
Title:
SUBURBAN FRANCHISE SYSTEMS, INC.

By:
Name:
Title:
SUBURBAN FRANCHISE HOLDING COMPANY, INC.

By:
Name:
Title:

PARK LANE DRIVE HOTEL DEVELOPMENT, LLC
By: CHOICE HOTELS INTERNATIONAL SERVICES CORP.
Its: Member

By:
Name:
Title:
BRENTWOOD BOULEVARD HOTEL DEVELOPMENT, LLC
By: CHOICE HOTELS INTERNATIONAL SERVICES CORP.
Its: Member

By:
Name:
Title:
DRY POCKET ROAD HOTEL DEVELOPMENT, LLC
By: CHOICE HOTELS INTERNATIONAL SERVICES CORP.
Its: Member

By:
Name:
Title:
CSES, LLC
By: CHOICE HOTELS INTERNATIONAL SERVICES CORP.
Its: Member

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series designated therein referred to in the within mentioned Supplemental Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Authorized Signatory

[Reverse of 2020 Note]

5.70% Senior Note due 2020

[Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

*	Include only if Note is issued in Global Note Form

1.	Indenture

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.70% Senior Notes Due 2020 (herein called the “Notes,” which expression includes any further Notes issued pursuant to Section 2.4 of the First Supplemental Indenture (as hereinafter defined) and forming a single Series therewith), issued and to be issued under an indenture, dated as of August 25, 2010 (herein called the “Original Indenture”), as supplemented by a supplemental indenture, dated as of August 25, 2010 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), among CHOICE HOTELS INTERNATIONAL, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), BRENTWOOD BOULEVARD HOTEL DEVELOPMENT, LLC, a limited liability company organized under the laws of Delaware, CHOICE CAPITAL CORP., a corporation organized under the laws of Delaware, CHOICE HOTELS INTERNATIONAL SERVICES CORP., a corporation organized under the laws of Delaware, CSES, LLC, a limited liability company organized under the laws of Delaware, DRY POCKET ROAD HOTEL DEVELOPMENT, LLC, a limited liability company organized under the laws of Delaware, PARK LANE DRIVE HOTEL DEVELOPMENT, LLC, a limited liability company organized under the laws of Delaware, SUBURBAN FRANCHISE HOLDING COMPANY, INC., a corporation organized under the laws of Georgia, SUBURBAN FRANCHISE SYSTEMS, INC., a corporation organized under the laws of Georgia, as guarantors (the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”). Reference is hereby made to the Indenture and all indentures supplemental thereto relevant to the Notes reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to create or incur Liens and to enter into Sale and Leaseback Transactions. The Indenture also imposes certain limitations on the ability of the Company to merge, consolidate or amalgamate with or into any other person (other than a merger of a subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized herein and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2.	Interest

The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on and of each year, commencing February 28, 2011. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 25, 2010. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

3.	Paying Agent, Registrar and Service Agent

Initially the Trustee will act as paying agent, registrar and service agent. The Company may appoint and change any paying agent, registrar or co-registrar and service agent without notice to Holders. The Company may act as paying agent, registrar, co-registrar or service agent.

4.	Defaults and Remedies; Waiver

If an Event of Default (other than an Event of Default described in clauses (5) and (6) of Section 6.1 of the Indenture) with respect to the Notes shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice as provided in the Indenture may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clauses (5) and (6) of Section 6.1 of the Indenture occurs, the principal amount of all Notes will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such declaration of acceleration, but before a judgment or decree based on such declaration of acceleration, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such declaration of acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture.

5.	Amendment

Modifications and amendments of the Indenture may be made by the Company and the Trustee without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of each affected Series of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes); provided, however, that no such modification or amendment may, without the consent of the Holder of each Note affected thereby, (i) reduce the principal amount of any Notes issued under the indenture whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest, including default interest, on any Note issued under the Indenture; (iii) reduce the principal of or change the Stated Maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes issued under the Indenture; (iv) reduce the amount payable upon the redemption of any Note issued under the Indenture or change the time at which such Notes may be redeemed, if applicable; (v) make any Note payable in money other than that stated in the Note; (vi) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the securities by the Holders of at least a majority in aggregate principal amount of then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (vii) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest on the Notes; (viii) waive a redemption payment with respect to any Note issued under the Indenture; (ix) make any change in the sections of the Indenture captioned “Waiver of Past Defaults” and “Rights of Holders to Receive Payment” or in the provisions described in this sentence; or (x) make any change in the Guarantees.

The Holders of the Notes, through the written consent of a majority in principal amount of the Notes then outstanding, may waive compliance by the Company with certain covenants of the Indenture with respect to the Notes.

With respect to the Notes, notwithstanding the preceding paragraphs, without the consent of any Holder of such Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, defect, omission or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of the Company’s obligations to Holders of such Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; (iv) to make any change that would not materially adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; (vi) to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture; (vii) to appoint a successor Trustee with respect to the Notes; or (viii) to add or change any of the provisions of the Indenture necessary to provide for the administration of the trusts in the Indenture by more than one Trustee.

6.	Change of Control

If a Change of Control Triggering Event occurs, and the Company has not previously exercised its option to redeem the Notes, each Holder will have the right to require that the Company repurchase all or a portion (equal to an integral multiple of $1,000) of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

7.	Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

8.	Sinking Fund

The Notes will not have the benefit of any sinking fund.

9.	Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of the same Series, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.6 and 9.4 of the Original Indenture and Section 5.1 of the First Supplemental Indenture).

The Company and the Registrar shall not be required (a) to issue, register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes for redemption under Section 3.2 of the Original Indenture and ending at the close of business on the day of such mailing; (b) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (c) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

10.	Further Issues

The Company may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further Notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first Interest Payment Date and the date from which interest will accrue, the issue date and issue price) so as to form a single Series with the Notes, but only if the further Notes are fungible with the Senior Notes for U.S. federal income tax purposes.

11.	Optional Redemption

The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a Redemption Price equal to the greater of: (A) 100% of the principal amount of the Notes being redeemed; and (B) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed from the redemption date to the date of maturity (except for accrued but unpaid interest) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points; plus accrued but unpaid interest on the notes to, but not including, the redemption date.

12.	Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

13.	No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15.	Guarantees

The payment by the Company of the principal of and interest on the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors on the terms set forth in the Indenture.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	Governing Law

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

ASSIGNMENT FORM

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 5.1 of the First Supplemental Indenture, check the box:    ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.1 of the First Supplemental Indenture, state the amount you elect to have purchased:

$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial principal amount of this Note is U.S. $250,000,000. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized Signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in Global Note form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Choice Hotels International, Inc.

10750 Columbia Pike

Silver Spring, Maryland 20901

Wells Fargo Bank, National Association,

As Trustee and Registrar – DAPS Reorg

MAC N9303-121

608 – 2nd Avenue South

Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.: (866) 969-1290

Email: DAPSReorg@wellsfargo.com

Re:	Choice Hotels International, Inc. 5.70% Senior Notes due 2020

The undersigned hereby certifies that:

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto

Social Security Number or other Identifying Number of Assignee

(Please print or typewrite name and address including zip code of assignee)

______________________________________________________________________________________________________

______________________________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________________________________________

______________________________________________________________________________________________________

attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

By:
Name:
Title:

Dated:

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

B-1